UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2006

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2006, Keystone Automotive Holdings, Inc. (“Holdings”), the corporate parent company of Keystone Automotive Operations, Inc. (the “Company”), entered into an Option Agreement (the “Agreement”) with Edward Orzetti, President and Chief Executive Officer of Holdings, pursuant to Holdings’ 2003 Executive Stock Option Plan, filed as Exhibit 10.13 to the Company’s Form S-4, as amended, filed on January 27, 2004.

Under the terms of the Agreement, Holdings granted Mr. Orzetti options to acquire 367,401 shares of Class A Common Stock of Holdings in three separate tranches at an exercise price of $0.7044 per share (the “Class A Common”), and options to acquire 40,822 shares of Class L Common Stock of Holdings in three separate tranches at an exercise price of $21.20 per share (the “Options”), which options are subject to the time vesting schedule set forth in the Agreement (the “Time Vesting Schedule”).

Each tranche of options will vest according to the Time Vesting Schedule provided, that certain Options that have otherwise vested pursuant to the Time Vesting Schedule shall only become exercisable in connection with certain specified sales of Holdings or after the 180th day following the consummation of an initial public offering of Holdings’ common stock. The Options will expire on the earlier of the tenth anniversary of the date of the Agreement or the date of termination of Mr. Orzetti’s employment with Holdings or any of its subsidiaries.

This brief description of the terms of the Agreement is qualified by reference in its entirety by reference to the full text of the 2003 Executive Stock Option Plan which is attached as Exhibit 10.13 to Form S-4, as amended (No. 333-11252) that the Company filed with the Securities and Exchange Commission on January 27, 2004 and is incorporated herein by reference, and to the full text of the Agreement, which is attached to this report as Exhibit 10.24 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.24    Option Agreement by and between Keystone Automotive Holdings, Inc. and Edward Orzetti, dated as of June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on July 7, 2006.

Keystone Automotive Operations, Inc.
(Registrant)

By:	/s/ Edward Orzetti
Edward Orzetti
Chief Executive Officer and President

By:	/s/ Bryant P. Bynum
Bryant P. Bynum
Executive Vice President and
Chief Financial Officer

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